Exhibit 99.1

Shoals Technologies Group, Inc. Announces CEO Succession Plan

PORTLAND, TN. – November 30, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced that its Chief Executive Officer, Jason Whitaker, has informed the Board of Directors that he intends to step down from his role as Chief Executive Officer for health reasons in early 2023. Mr. Whitaker will remain with the Company in an advisory role until mid-March 2023. Brad Forth, Chairman of the Board of Shoals, is leading the Board search for a new CEO, with the assistance of executive search firm, Spencer Stuart. Mr. Whitaker expects to continue serving on the Board of Directors during this transition period.

“We are grateful to Jason for his contributions to Shoals over his 13-year tenure with the Company, and we appreciate his continued commitment while we identify his replacement. The significant investments we have made in people and processes over the past several years leave us well prepared for a transition. Shoals’ business has never been stronger and I am confident we will be able to attract top talent to the Company,” said Brad Forth, Chairman of the Board of Shoals.

“I am proud that I will leave the Company in the best position it has ever been, with more customers, adjusted EBITDA and backlog than at any time in its history. I will work closely with our executive leadership team and board over the next several months to ensure a smooth transition to the new CEO. It has been an honor to lead Shoals, and I am truly grateful to all of our customers, employees, shareholders, and vendors for their support. None of our success would have been possible without them,” added Jason Whitaker, Chief Executive Officer of Shoals.

About Shoals Technologies Group, Inc.

Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Contacts

Investors:

Email: investors@shoals.com

Phone: 615-323-9836

Media:

Email: media@shoals.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our Chief Executive Officer succession, including Mr. Whitaker’s plans and the search for a new CEO, our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include changes to Mr. Whitaker’s circumstances, inability to find a new CEO, the impact of the announcement of the succession on the Company’s stock and its employees, suppliers and customers, and other risks and uncertainties described in the Company’s most recent Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this press release with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.